Exhibit 99.1

SKYTERRA COMMUNICATIONS, INC.

2006 EQUITY AND INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this "Agreement"), dated as of the 18th day of December, 2006, is entered into by and between SkyTerra Communications, Inc., a Delaware corporation (the "Company"), and Alexander H. Good (the "Grantee" and, together with the Company, the "Parties").

RECITALS

The Board has determined to grant to the Grantee restricted shares of Common Stock pursuant to the Company's 2006 Equity and Incentive Plan (the "Plan") on the terms and conditions set forth herein, and hereby grants such restricted shares on the date that a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, covering the shares of Common Stock issuable pursuant to the Plan (the “Plan Shares”) becomes effective (the “Date of Grant”).

Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

NOW, THEREFORE, the Parties hereto agree as follows:

1.           Grant of Restricted Stock. The Grantee is entitled to 400,000 shares of Common Stock pursuant to the terms and conditions of this Agreement (the "Restricted Stock", which shall consist of the Time Vesting Shares and the Performance Vesting Shares, as defined in Section 2 below) granted effective as of the Date of Grant, subject to the restrictions set forth below and the terms of this Agreement. The Grantee shall not be required to pay any cash consideration in exchange for the Restricted Shares.

2.	Restrictions and Restricted Period.

(a)          Restrictions. Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Section 4 below until the lapse of the Restrictions (as defined below).

(b)	Restrictions.

(i)          Time Vesting Restrictions. Subject to Section 4 below, the restrictions set forth herein shall lapse and the shares of Restricted Stock shall become vested and transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws, and subject to Section 4(b)) as to: 33.34% of the shares of Restricted Stock (133,334 shares) (the “Time Vesting Shares”) on December 18, 2009 (the “Time Vesting Restriction”).

(ii)         Performance Vesting Restrictions. Subject to Section 4 below, the restrictions set forth herein shall lapse and the shares of Restricted Stock shall become vested and transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws, and subject to Section 4(b)) as to (x) 33.33% of the shares of Restricted Stock (133,333 shares) on the first day following the twentieth consecutive trading day on which the last sale price or, if unavailable, the average of the closing bid and asked prices per share of the Stock exceeds $20 per share (together with the shares in Section 2(b)(ii)(y), the “Performance Vesting Shares”); and (y) as to an additional 33.33% of the shares of Restricted Stock (133,333 shares) on the first day following the twentieth consecutive trading day on which the last sale price or, if unavailable, the average of the closing bid and asked prices per share of the Stock exceeds $25 per share (the “Performance Vesting Restrictions”, together with the Time Vesting Restrictions, the “Restrictions”), provided however, that to the extent either of the Performance Vesting Restrictions have not lapsed by June 18, 2010 (the “Expiration Period”), such Performance Vesting Shares shall be forfeited to the Company without payment or any consideration by the Company, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Performance Vesting Shares.

3.           Rights of a Stockholder. From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Grantee, the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the right to receive dividends and the right to vote such shares. If there is any stock dividend, stock split or other change in character or amount of the Restricted Stock, then in such event, any and all new, substituted or additional securities to which Grantee is entitled by reason of the Restricted Stock shall be immediately subject to the Restrictions set forth in Sections 2 and 4 with the same force and effect as the Restricted Stock subject to such Restrictions immediately before such event.

4.	Cessation of Employment.

(a)          Forfeiture. If the Grantee's employment with the Company is terminated by the Company for Cause (as defined below) or if Grantee voluntarily terminates his employment with the Company other than for Good Reason (as defined below), then the Restricted Stock, to the extent the Restrictions have not lapsed, shall be forfeited to the Company without payment of any consideration by the Company, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock.

(b)         Accelerated Vesting. If the Grantee's employment is terminated by the Company for reasons other than Cause (as such term is defined in Section 4(c) below) or as a result of death or Disability, or if Grantee voluntarily terminates his employment with the Company for Good Reason (as defined below):

(i)          the Time Vesting Shares shall immediately vest in full, and the Company shall deliver the Time Vesting Shares promptly after such termination of employment; and

(ii)         the Performance Vesting Shares shall remain outstanding and subject to continued vesting for the lesser of (x) twelve months from the date of such termination or (y) Expiration Period (as defined in Section 2(b)(ii) above) and the Company shall deliver the Performance Vesting Shares to the extent such shares vest during such period.

(c)	Definitions. For purposes of this Restricted Stock Agreement:

(i)           Cause shall have the definition set forth in Section 3(e) of the Plan.

(ii)         Good Reason shall mean the occurrence (without the Grantee's express written consent) of any of the following events: (i) a ten or more percent reduction in the Grantee's annual base salary (including any base salary paid by Mobile Satellite Ventures LP (“MSV”) to Grantee) as in effect immediately prior the date of this Agreement; (ii) in the case of the Chief Executive Officer (“CEO”) or Chief Financial Officer (“CFO”) of the Company, being stripped of the title of CEO or CFO, as the case may be, at either the Company or MSV; or (iii) the relocation of the Grantee's principal place of employment to a location more than fifty (50) miles from the Grantee 's principal place of employment immediately prior to the date hereof or the Company's requiring the Grantee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Grantee's business travel obligations prior to the date hereof.

5.            Change of Control. Upon a Change of Control, as defined in Section 3(f) of the Plan, to the extent the Company’s Common Stock continues to be traded on an exchange or in an over-the-counter market: (i) Restricted Stock shall remain outstanding and subject to the vesting restrictions contained in this Agreement. To the extent the Company’s Common Stock will cease to be traded on an exchange or in an over-the-counter market immediately following a pending Change of Control, the Committee shall, immediately prior to the Change of Control, make such equitable adjustment as it deems necessary or appropriate in accordance with the terms of the Plan.

6.            Certificates. Restricted Stock granted herein may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, then the Company may retain physical possession of the certificate until the relevant restrictions have lapsed.

7.           Legends. The Company may require, as a condition of the issuance and delivery of certificates evidencing Restricted Stock pursuant to the terms hereof, that the certificates bear the legend as set forth immediately below, in addition to any other legends required under federal and state securities laws or as otherwise determined by the Committee. All certificates representing any of the shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER HELD BY THE ISSUER OR ITS ASSIGNEES(S) AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

8.           Taxes. The Grantee shall pay to the Company promptly upon request, at the time the Grantee recognizes taxable income in respect to the shares of Restricted Stock, an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the shares of Restricted Stock. In lieu of collecting payment from the Grantee, the Company may, in its sole discretion, distribute vested shares of Common Stock net of the number of whole shares of Common Stock the fair market value of which is equal to the minimum amount of federal, state and local taxes required to be withheld under applicable tax laws. The Grantee understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

9.           Authorization to File Registration Statement on Form S-8. The Company hereby represents that it has authorized management of the Company to prepare and file with the SEC, a registration statement on Form S-8 covering the Plan Shares, including the Restricted Stock, and that the Company shall not withdraw such authorization.

10.	Miscellaneous.

(a)           Restrictions on Transfer. Shares of Restricted Stock may not be transferred or otherwise disposed of by the Grantee, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Committee, or by will or the laws of descent and distribution.

(b)          Compliance with Law and Regulations. The award and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Any purported transfer or sale of the shares of Common Stock shall be subject to restrictions on transfer imposed by any applicable state and Federal securities laws. Any transferee shall hold such shares of Common Stock subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

(c)          Invalid Transfers. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the shares of Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement shall be valid, and the Company will not transfer any of said shares of Restricted Stock on its books or otherwise nor will any of said shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

(d)         Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Restricted Stock Agreement shall be deemed to be modified accordingly.

(e)          Notices. Any notices required or permitted hereunder shall be addressed to the Company, at its principal offices, or to the Grantee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his or its address for future notices.

(f)          Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Grantee and his or her personal representatives and beneficiaries.

(g)         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and his legal representative in respect of any questions arising under the Plan or this Agreement.

(h)         Amendment. This Agreement may be amended or modified by the Company at any time; provided that notice is provided to the Grantee in accordance with Section 8(e); and provided further that no amendment or modification that is adverse to the rights of the Grantee as provided by this Agreement shall be effective unless set forth in a writing signed by the Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

SKYTERRA COMMUNICATIONS, INC.

By /s/ Robert Lewis

Name:	Robert Lewis
Title:	Senior Vice President, General Counsel and Secretary

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

/s/ Alexander H. Good

Alexander H. Good

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